                                                                     Exhibit T3E


           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of March [__], 2002

           Trust Indenture                                                       Indenture
            Act Section                                                          Section
  -----------------------------------                                     ---------------------------
ss. 310              (a)(1)           .................................   6.09
                     (a)(2)           .................................   6.09
                     (a)(3)           .................................   Not Applicable
                     (a)(4)           .................................   Not Applicable
                     (a)(5)           .................................   6.09
                     (b)              .................................   6.08, 6.10
                     (c)              .................................   Not Applicable
ss. 311              (a)              .................................   6.13
                     (b)              .................................   6.13
                     (c)              .................................   Not Applicable
ss. 312              (a)              .................................   7.01
                     (b)              .................................   7.02
                     (c)              .................................   7.02
ss. 313              (a)              .................................   7.03
                     (b)              .................................   7.03
                     (c)              .................................   7.03
                     (d)              .................................   7.03
ss. 314              (a)              .................................   7.04
                     (a)(4)           .................................   10.08
                     (b)              .................................   1.20(b)
                     (c)(1)           .................................   1.04, 4.04
                                                                          13.01(c)
                     (c)(2)           .................................   1.04, 4.04
                                                                          13.01(c)
                     (c)(3)           .................................   Not Applicable
                     (d)              .................................   1.20(b)
                     (e)              .................................   1.04
ss. 315              (a)              .................................   6.01(a)
                     (b)              .................................   6.02
                     (c)              .................................   6.01(b)
                     (d)              .................................   6.01(c)
                     (e)              .................................   5.14
ss. 316              (a) last
                     Sentence         .................................   1.01
                     (a)(1)(A)        .................................   5.12, 5.13
                     (a)(1)(B)        .................................   5.13
                     (a)(2)           .................................   Not Applicable
                     (b)              .................................   5.08
                     (c)              .................................   9.04
ss. 317              (a)(1)           .................................   5.03
                     (a)(2)           .................................   5.04
                     (b)              .................................   10.03
ss. 318              (a)              .................................   1.08
---------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.